Sheet1

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA GOVERNMENT SECURITIES FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-939,099,935	1,925,939,074	962,969,538	1,902,069,473	16,627,696		1,918,697,169
	Terry K. Glenn	-937,451,285	1,925,939,074	962,969,538	1,900,420,823	18,276,346		1,918,697,169
	Cynthia A. Montgomery	-939,058,497	1,925,939,074	962,969,538	1,902,028,035	16,669,134		1,918,697,169
	Charles C. Reilly	-937,556,088	1,925,939,074	962,969,538	1,900,525,626	18,171,543		1,918,697,169
	Kevin A. Ryan	-937,693,068	1,925,939,074	962,969,538	1,900,662,606	18,034,563		1,918,697,169
	Roscoe S. Suddarth	-939,074,088	1,925,939,074	962,969,538	1,902,043,626	16,653,543		1,918,697,169
	Richard R. West	-939,284,909	1,925,939,074	962,969,538	1,902,254,447	16,442,722		1,918,697,169
	Edward D. Zinbarg	-937,169,886	1,925,939,074	962,969,538	1,900,139,424	18,557,745		1,918,697,169

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-490,358,550	1,925,939,074	1,283,959,383	1,774,317,933	65,022,551	79,356,685	1,918,697,169
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-803,082,911	1,925,939,074	962,969,538	1,766,052,449	71,404,009	81,240,711	1,918,697,169
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG